ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                      ARRAN2005

Arran Funding Limited - Series:               05-B

ABS - Credit Card - Bank, Closing Date:       December 15, 2005

As at:                                        May 15, 2006

                      RATING (S&P/Moodys/Fitch)       POOLFACTOR          PAY        NEXT PAY                  COUPON
TRANCHE    CURRENCY    ORIGINAL        CURRENT    ORIGINAL   CURRENT   FREQUENCY       DATE          BASIS                  CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Quarterly   15 Jun 2006 3 Mth $ LIBOR + 0.05%        4.96000%
Class A2     EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%      Monthly    15 May 2006 1 Mth EURIBOR +0.09%         2.72700%
Class A3     GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.09%   4.67219%
Class B3     GBP        A/A1/A         A/A1/A       100%      100%     Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.26%   4.84219%
Class C1     USD     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%     Quarterly   15 Jun 2006 3 Mth $ LIBOR +0.40%         5.31000%
Class C3     GBP     BBB/Baa2/NR    BBB/Baa2/NR     100%      100%     Quarterly   15 Jun 2006 3 Mth (pound) LIBOR +0.46%   5.04219%

         Scheduled start of Controlled Accumulation Period:    1 June, 2009
         Expected maturity:                                    15 December, 2010
         Legal final maturity:                                 15 December, 2012
         Structure:                                            Sr/sub Seq Pay
         Tax Election:                                         Debt
         Amort. Type:                                          Soft Bullet
         Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
         Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
         Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
         Trustee:                                              Bank of New York (The)
         Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance

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Month end        Gross       Expense    Gross Charge     Net Charge      Excess          Excess       Transferor Interest
                Yield (%)    Rate (%)   Off Rate (%)    Off Rate (%)    Spread (%)      Spread (%)        %        Min %
                                                                                      Roll 1/4 Ave
Apr 30, 2006     17.93%       4.97%         6.19%          6.04%          6.92%           7.47%         42.57%       6%
Mar 31, 2006     21.86%       6.06%         7.79%          7.68%          8.12%           7.95%         42.14%       6%
Feb 28, 2006     18.24%       5.11%         5.88%          5.76%          7.37%            N/A          44.54%       6%
Jan 31, 2006     19.99%       5.47%         6.22%          6.17%          8.35%            N/A          45.20%       6%
Dec 31, 2005     19.85%        N/A          6.16%          6.12%           N/A             N/A          46.35%       6%

      Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

                  The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
--------------------------------------------------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)

--------------------------------------------------------------------------------
                                              (% Pool)
                 ---------------------------------------------------------------
Month end        30-59 days    60-89 days    90-179 days    180+ days      Total
---------        ----------    ----------    -----------    ---------      -----

Apr 30, 2006        1.37%         1.03%         2.43%          3.47%       8.30%
Mar 31, 2006        1.29%         1.01%         2.40%          3.36%       8.06%
Feb 28, 2006        1.32%         0.97%         2.32%          3.24%       7.85%
Jan 31, 2006        1.27%         0.93%         2.27%          3.11%       7.58%
Dec 31, 2005        1.17%         0.92%         2.18%          2.99%       7.26%

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Payment Rate
--------------------------------------------------------------------------------
                             Payments                               Pool balance
                        ---------------------------------           ------------
Month End               Total ((pound)000)       Rate (%)            (pound)000

Apr 30, 2006                 977,762              19.57%              5,033,594
Mar 31, 2006                1,302,499             24.99%              4,996,352
Feb 28, 2006                1,071,000             20.30%              5,212,805
Jan 31, 2006                1,239,175             23.00%              5,275,021
Dec 31, 2005                1,200,030             22.33%              5,388,175

Note: Due to an error, in the report for the April 18, 2006 Distribution Date the Payment Rate for the month ended March 31, 2006 was incorrectly shown as 24.69%. The correct rate was 24.99%, as shown above.

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Average Actual Balance:                                     (pound)      1,087

Number of Accounts:                                                  4,629,817
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 15th day of May, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business